Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Set forth below are the following unaudited pro forma financial statements:

•	the unaudited pro forma condensed combined balance sheet as of September 30, 2006 assuming the merger between Pace and CONMED occurred as of the balance sheet date presented;

•	the unaudited pro forma condensed combined statement of operations for the nine months ended September 30. 2006, assuming the merger between Pace and CONMED occurred as of January 1, 2006; and

•	the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005, assuming the merger between PATY and CCS Consolidated occurred as of January 1, 2005.

The unaudited pro forma condensed combined financial statements give effect to the transaction between Pace and CONMED. The purchase price has been allocated among the fair values of the assets and liabilities of CONMED, while the historical results of Pace are reflected in the results of the combined company. The transaction has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Notes to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of CONMED that exist as of the date of completion of the transaction.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that Pace and CONMED believe to be reasonable, and do not purport to represent the companies’ combined financial condition nor results of operations had the merger occurred on or as of the dates noted above or to project results for any future date or period. In the opinion of management, all adjustments have been made that are needed to present fairly the unaudited pro forma condensed combined financial information. The information is subject to a number of uncertainties, relating to the merger and related matters, including among other things, estimates, assumptions and uncertainties regarding the amount of accruals for direct acquisition costs and the amount of expenses and other costs relating to the merger and the actual amount of identified intangible assets and goodwill that will result from the merger. Accordingly, the unaudited pro forma condensed combined financial information does not purport to be indicative of the actual results of operations or financial condition that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to be indicative of the results of operations or financial condition that may be achieved in the future.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may change, which could result in a material change in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the transaction may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information should be read in conjunction with CONMED’s audited financial statements and unaudited condensed financial statements and related attached notes included in this Form 8-K and Pace’s audited financial statements and unaudited condensed financial statements and related attached notes included in Pace’s Form 10-KSB for the year ended December 31, 2005 and its Form 10-QSB for the quarter ended September 30, 2006.

PACE Health Management Systems, Inc. and CONMED, Inc.
Pro Forma Condensed Combined Balance Sheet
As of September 30, 2006

The unaudited pro forma balance sheet and pro forma operating statements have been prepared assuming the Acquisition of CONMED and the Pipe Financing had been completed on September 30, 2006 but do not reflect the Plan of Recapitalization. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of opera-tions or the results that might have occurred if the Acquisition and Pipe Financing had actually occurred on September 30, 2006.

	CONMED as Reported 9/30/06	PACE as Reported 9/30/06	Private Placement Accounting Entries		Acquisition Accounting Entries		Pro forma 9/30/06 after Closing
ASSETS

CURRENT ASSETS
Cash	$564,032	$1,090,641	$13,105,000	a)	$(8,053,000)	c)	$6,706,673
Accounts receivable	1,092,885	566	-		-		1,093,451
Prepaid expenses	151,137	23,252	-		-		174,389
Cash held in escrow	-	250,000	-		(250,000)		-
Total current assets	1,808,054	1,364,459	13,105,000		(8,303,000)		7,974,513

PROPERTY AND EQUIPMENT, net	46,601	-	-		-		46,601

OTHER ASSETS
Deferred tax asset	-	-	-		297,000	d)	297,000
Service contracts acquired	-	-	-		4,500,000	e)	4,500,000
Non-compete agreements	-	-	-		1,000,000	f)	1,000,000
Goodwill	-	-	-		6,071,700	h)	6,071,700
Other	-	277,975	-		(213,000)	c)	64,975
Deposit	140,166	-	(125,000)	a)	-		15,166
Total other assets	140,166	277,975	(125,000)		11,655,700		11,948,841
	$1,994,821	$1,642,434	$12,980,000		$3,352,700		$19,696,955
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,001,773	$57,916	$-		$-		$1,059,689
Accrued expenses	739,940	-	-		-		739,940
Deferred revenue	91,381	-	-		-		91,381
Notes payable, current portion	7,220	-	-		-		7,220

Total current liabilities	1,840,314	57,916	-		-		1,898,230

NOTES PAYABLE, LONG-TERM	15,108	-	-		-		15,108

DEFERRED TAXES	-	-	-		2,145,000	h)	2,145,000

REDEEMABLE WARRANTS	-	-	2,918,011	a)			2,918,011	j)

SERIES B REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK	-	-	9,907,049	a)			9,907,049	j)

STOCKHOLDERS' EQUITY
Series A convertible participating preferred stock	-	2,875,000	(2,875,000)	b)	-		-
Series C convertible preferred stock	-	-	-		1,347,099	c)	1,347,099	j)
Common stock	300	17,065,136	2,875,000	b)	(300)	i)	19,940,136
Additional pain-in capital	-	683,486	154,940	a)	-		838,426
Retained earnings (deficit)	139,099	(19,039,104)	-		(139,399)	i)	(19,039,104)
Total stockholders' equity	139,399	1,584,518	154,940		1,207,700		3,086,557
	$1,994,821	$1,642,434	$12,980,000		$3,352,700		$19,969,955
Key Data Elements
Cash	564,032	1,090,641					6,706,673
Working capital	(32,260)	1,306,543					6,076,283
Net tangible assets	139,399	1,584,518					(6,637,143)
Debt	15,108	-					9,922,157

Footnotes to the Pro forma Condensed Combined Balance Sheet on the previous page

Entries related to the Financing

a)	To give effect to the issuance of $15,000,000 Series B, Redeemable Preferred Stock with warrants less deal expenses of $2,174,940.
b)	The conversion of Series A preferred stock into common stock

Entries related to the Acquisition of CONMED
c)
Purchase price of $8,000,000 cash plus 8,000 shares of Series C Preferred Stock convertible into 800,000 shares of common stock, less deal expenses of $266,000, including $213,000 paid prior to September 30, 2006, and an adjustment in the minimum equity requirement of CONMED estimated at the time of closing to be $260,901. The value of the shares issued is estimated as follows:

800,000 shares at $2.01 per share	$1,068,000
Less: equity adjustment (129,901 shares)	260,901
Total equity issued	$1,347,099

d)
Reflects adjustments of deferred tax assets. As of December 31, 2005, PACE had recorded deferred tax assets for net operating loss carryforwards, R&D credit carryforwards and warrants totaling $6,957,000, which were offset by a valuation allowance of $6,957,000. The Company believes that 382 Change of Control Limitations will apply to this transaction and the deferred tax asset will be reduced to an amount equal to approximately $297,000.

e)	Records the value of service contracts acquired based on the estimated operating profit for the remaining life of existing contracts plus option renewal periods
f)	Records the value of non-compete agreements and employment agreements for the principal shareholders of CONMED as part of the Acquisition.
g)	Deferred tax liability related to the projected amortization of the service contracts and non-compete/employment agreements acquired
h)	Reflects the value of goodwill acquired based the following purchase price allocation.

Cash purchase price	$8,000,000
Escrow deposit forfeited	250,000
Deal expenses	266,000
Stock issued	1,347,099
Total purchase price	9,863,099

Historical net book value	139,399
Change in valuation allowance	297,000
Identified intangibles	5,500,000
Deferred taxes on intangibles	(2,145,000)
Fair value of net identified assets acquired	3,791,399
Goodwill	$6,071,700

i) Eliminate the equity of CONMED

Entries related to the Plan of Recapitalization
j)	All of the Series A, B and C preferred shares automatically convert into common shares following the Plan of Recapitalization.

PACE Health Management Systems, Inc. and CONMED, Inc.
Pro forma Statement of Operations
For the Nine Months Ended September 30, 2006

The following pro forma Condensed Combined Statement of Operations is prepared to reflect financial results as if the agreement occurred prior to the beginning of the financial period being presented and after giving effect to the Acquisition and Private Placement but before giving effect to the Plan of Recapitalization. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the Acquisition and Private Placement had actually occurred before January 1, 2006.

	PACE as Reported 9/30/06	CONMED as Reported 9/30/06	Entries Related to the Acquisition		Pro forma 9/30/06
Revenue	$-	$11,117,051	$-		$11,117,051

OPERATING EXPENSES:
Salaries and employee benefits	-	6,421,376	-		6,421,376
Lab fees and medical supplies	-	3,140,173	-		3,140,173
Other operating expenses	225,312	1,198,318	-		1,423,630
Amortization of service contracts	-	-	1,492,000	a)	1,492,000
Amortization of employment contracts	-	-	201,000	b)	201,000
Total operating expenses	225,312	10,759,867	1,693,000		12,678,179

Operating income (loss)	(225,312)	357,184	(1,693,000)		(1,561,128)

Interest (income) /expense	(55,752)	6,722	-		(49,030)

Income (loss) before income taxes	(169,560)	350,462	(1,693,000)		(1,512,098)

Provision for income taxes (benefits)	-	-	(590,000)	c)	(590,000)

Net income (loss)	(169,560)	350,462	(1,103,000)		(922,098)

Preferred dividends in arrears	215,625	-	-		215,625

Net loss attributable to common shareholders	$(385,185)	$350,462	$(1,103,000)		$(1,137,723)

LOSS PER COMMON SHARE
Basic and diluted	$(0.07)				$(0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	5,716,074				8,316,074

a)	Amortization of the capitalized value of acquired service contracts for the first nine months from the date of acquisition based on the life of individual contracts.
b)	Amortization of the capitalized value of acquired employment and non-compete agreements for the first nine months from the date of acquisition.
c)	Based an on estimated federal and state effective tax rate of 39% of pro forma loss.
d)
Options, warrants, and convertible preferred stock were excluded from the computation of diluted loss per share because the effect of their inclusion would be antidilutive. Weighted shares include the conversion of 50% of the accrued dividends related to the Series A Convertible Preferred Stock, which occurred in connection with the Private Placement.

PACE Health Management Systems, Inc. and CONMED, Inc.
Pro forma Statement of Operations
For the Years Ended December 31, 2005

The following pro forma Condensed Combined Statement of Operations is prepared to reflect financial results as if the agreement occurred prior to the beginning of the financial period being presented and after giving effect to the Acquisition and Private Placement but before giving effect to the Plan of Recapitalization. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the Acquisition and Private Placement had actually occurred on January 1, 2005.

	PACE as Reported 12/31/05	CONMED as Reported 12/31/05	Adjustments		Pro forma 12/31/05
Revenue	$-	$11,669,322	$-		$11,669,322

OPERATING EXPENSES:
Salaries and employee benefits	-	6,991,780	-		6,991,780
Lab fees and medical supplies	-	2,989,838	-		2,989,838
Other operating expenses	119,394	1,101,599	-		1,220,993
Amortization of service contracts	-	-	1,909,000	a)	1,909,000
Amortization of employment contracts	-	-	269,000	b)	269,000
Total operating expenses	119,394	11,083,217	2,178,000		13,380,611

Operating income (loss)	(119,394)	586,105	(2,178,000)		(1,711,289)

Interest (income) /expense	(47,963)	4,433	-		(43,530)

Income (loss) before income taxes	(71,431)	581,672	(2,178,000)		(1,667,759)

Provision for income taxes (benefits)	-	-	(650,000)	c)	(650,000)

Net income (loss)	(71,431)	581,672	(1,528,000)		(1,017,759)

Preferred dividends in arrears	287,500	-	-		287,500

Net loss attributable to common shareholders	$(358,931)	$581,672	$(1,528,000)		$(1,305,259)

LOSS PER COMMON SHARE
Basic and diluted	$(0.06)				$(0.16)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	5,716,074				8,316,074

a)	Amortization of the capitalized value of acquired service contracts for the first nine months from the date of acquisition based on the life of individual contracts.
b)	Amortization of the capitalized value of acquired employment and non-compete agreements for the first nine months from the date of acquisition.
c)	Based an on estimated federal and state effective tax rate of 39% of pro forma net loss.
d)
Options, warrants, and convertible preferred stock were excluded from the computation of diluted loss per share because the effect of their inclusion would be antidilutive. Weighted shares include the conversion of 50% of the accrued dividends related to the Series A Convertible Preferred Stock, which occurred in connection with the Private Placement.